UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CONN’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1672840
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3295 College Street Beaumont, Texas	77701
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-109046

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

Item 1.    Description of Registrant’s Securities to be Registered

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, par value $0.01 per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 23, 2003 (the “Form S-1”) (File No. 333-109046) is incorporated herein by reference.

Item 2.    Exhibits

The following exhibits are incorporated by reference as indicated below and have been duly filed with the Nasdaq National Market:

Exhibit No.	Description

1	Agreement and Plan of Merger dated January 15, 2003, by and among Conn’s, Inc., Conn Appliances, Inc. and Conn’s Merger Sub, Inc. (incorporated herein by reference to Exhibit 2 to Registrant’s Form S-1)

2	Certificate of Incorporation of Conn’s, Inc. (incorporated herein by reference to Exhibit 3.1 to Registrant’s Form S-1)

3	Bylaws of Conn’s, Inc. (incorporated herein by reference to Exhibit 3.2 to Registrant’s Form S-1)

4	Specimen of certificate for shares of Conn’s, Inc.’s common stock (incorporated herein by reference to Exhibit 4.1 to Registrant’s Form S-1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Conn’s, Inc.

By:	/s/ C. William Frank

C. William Frank Executive Vice President and Chief Financial Officer

Date: October 10, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

1	Agreement and Plan of Merger dated January 15, 2003, by and among Conn’s, Inc., Conn Appliances, Inc. and Conn’s Merger Sub, Inc. (incorporated herein by reference to Exhibit 2 to Registrant’s Form S-1)

2	Certificate of Incorporation of Conn’s, Inc. (incorporated herein by reference to Exhibit 3.1 to Registrant’s Form S-1)

3	Bylaws of Conn’s, Inc. (incorporated herein by reference to Exhibit 3.2 to Registrant’s Form S-1)

4	Specimen of certificate for shares of Conn’s, Inc.’s common stock (incorporated herein by reference to Exhibit 4.1 to Registrant’s Form S-1)